UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
February 16, 2007

VantageMed Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-29367	68-0383530
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11060 White Rock Road, Suite 210
Rancho Cordova, California 95670
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(916) 638-4744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On February 16, 2007, VantageMed Corporation (”VantageMed” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among VantageMed, Nightingale Informatix Corporation (“Nightingale” or “Parent”) and Viper Acquisition Corporation (“Merger Sub”), a wholly-owned subsidiary of Nightingale.  Pursuant to the Merger Agreement, Merger Sub will be merged with and into VantageMed, with VantageMed surviving the merger as a wholly-owned subsidiary of Nightingale (the “Merger”).  Concurrently with entering into the Merger Agreement, certain stockholders of VantageMed (including certain of its directors and executive officers) representing approximately thirty-nine percent (39%) of the outstanding voting securities of VantageMed have executed voting agreements with Nightingale which, subject to certain exceptions, require these stockholders to vote their VantageMed shares in favor of adoption of the Merger Agreement and against any other proposal or offer to acquire VantageMed (the “Voting Agreements”).

Under the terms of the Merger Agreement, which was approved by the boards of directors of each of Nightingale and VantageMed, each share of VantageMed’s common stock outstanding immediately prior to the effective time of the Merger will be converted into the right to receive US $0.75 in cash.  Each outstanding option and warrant that remains unexercised on the effective time of the Merger will be cancelled.

VantageMed has agreed not to, among other things, (i) solicit, initiate or encourage alternative acquisition proposals, or (ii) subject to certain exceptions, participate in discussions regarding, or recommend, approve or endorse, any alternative acquisition proposals.

Consummation of the Merger is subject to several closing conditions, including, among others, approval by a majority of VantageMed’s common shares entitled to vote thereon, no material adverse change in the business or condition VantageMed prior to the effective time of the Merger, accuracy of representations and warranties and compliance with covenants.

The Merger Agreement contains certain termination rights allowing VantageMed, Nightingale or both parties to terminate the agreement upon the occurrence of certain events, including the failure to consummate the Merger by May 16, 2007, which date may be extended to June 15, 2007 in certain circumstances. The Merger Agreement further provides that, upon termination of the Merger Agreement under certain circumstances, VantageMed may be obligated to pay Nightingale a termination fee of US $900,000 plus out-of-pocket expenses incurred by Nightingale in connection with the proposed Merger (up to an aggregate amount of US $1,200,000), and Nightingale may be obligated to pay VantageMed a termination fee of US $700,000.

The parties currently expect the Merger to close by April 15, 2007, although there can be no assurances that the Merger will close in that time period, or at all.

A copy of the Merger Agreement is attached as Exhibit 2.1 and copies of the forms of Voting Agreement are attached as Exhibits 99.1 and 99.2 and each of them are incorporated herein by reference. The foregoing description of the Merger Agreement and the Voting Agreements is qualified in its entirety by reference to the full text of the Merger Agreement and the Voting Agreements. The Merger Agreement is attached hereto to provide investors and security holders with information regarding its terms. It is not intended to provide any information about the condition (financial or otherwise) of the parties thereto. The Merger Agreement contains representations and warranties made by the parties thereto solely for the benefit of each other, and the representations and warranties of VantageMed are qualified by information contained in a confidential disclosure letter provided by VantageMed in connection with the execution of the Merger Agreement. Accordingly, investors and security holders should not rely on the representations and warranties for information about the parties to the Merger Agreement.  Other schedules and exhibits to the Merger Agreement, which have not been filed with this current report on Form 8-K will be furnished to the SEC upon request.

Item 8.01               Other Events.

On February 19, 2007, VantageMed announced that it had entered into the Merger Agreement.  A copy of the press release issued by VantageMed on February 19, 2007 with regard to the transaction is attached hereto as Exhibit 99.3 and incorporated herein by reference.

On February 19, 2007, VantageMed delivered to its employees in an e-mail the written communication attached hereto as Exhibit 99.4 and incorporated herein by reference.

Forward-Looking Statements Safe Harbor

Certain statements contained in this current report regarding VantageMed’s future plans or prospects and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995.  Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “planned,” “estimated,” “potential,” “goal,” “outlook,” and similar expressions, as they relate to either company or their management, have been used to identify such forward-looking statements.  All forward-looking statements reflect only current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to the companies.  Accordingly, the statements are subject to significant risks, uncertainties and contingencies which could cause the company’s actual plans or prospects to differ materially from those expressed in, or implied by, these statements. Such risks, uncertainties and contingencies include, but are not limited to, statements about the benefits of the merger,  the parties’ plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the risk of failure of VantageMed’s stockholders to approve the merger; (2) the risk of other conditions to the merger failing and the merger agreement being terminated prior to closing and (3) the potential disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements are described in detail in VantageMed’s periodic and current reports filed with the Securities and Exchange Commission from time to time that are available on the SEC’s internet Web site at http://www.sec.gov. Unless required by law, VantageMed undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the transaction, VantageMed intends to file relevant materials with the Securities and Exchange Commission, including a proxy statement. BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, HOLDERS OF VANTAGEMED’S COMMON STOCK ARE URGED TO READ THEM CAREFULLY, IF AND WHEN THEY BECOME AVAILABLE. When filed with the SEC, they will be available for free (along with any other documents and reports filed by VantageMed with the SEC) at the SEC's website at www.sec.gov, and VantageMed’s stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from VantageMed. Such documents are not currently available.

Interests of Participants in the Solicitation of Proxies

VantageMed and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of VantageMed in favor of the proposed merger. A description of the interests of the executive officers and directors in VantageMed is set forth in the proxy statement for VantageMed’s 2006 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 14, 2006, and its Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2006. These documents are available free of charge at the SEC’s web site at www.sec.gov and from VantageMed by directing a request to VantageMed Investor Relations, (916) 638-4744, ext. 213, investor@vantagemed.com. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the executive officers and directors in the proposed merger by reading the proxy statement when it becomes available.

Item 9.01               Financial Statements and Exhibits.

                (d)           Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of February 16, 2007 by and among Nightingale Informatix Corporation, a corporation existing under the laws of the Province of Ontario, Viper Acquisition Corporation, a Delaware corporation, and VantageMed Corporation, a Delaware corporation.

99.1	Form of Voting Agreement, dated February 16, 2007, by and among Nightingale Informatix Corporation, a corporation existing under the laws of the Province of Ontario, and the following persons:

Steven Curd
Mark Cameron
Rick Altinger
Altinger Family LLC
David Philipp
Liesel Loesch

99.2	Form of Voting Agreement, dated February 16, 2007, by and among Nightingale Informatix Corporation, a corporation existing under the laws of the Province of Ontario, and the following entities:

Special Situations Private Equity Fund, LP
Leaf Investment Partners, LP
Leaf Offshore Investment Fund, LP
Quadramed Corporation

99.3	Press Release dated February 19, 2007

99.4	E-mail communication from Steve Curd to VantageMed Employees dated February 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2007

VANTAGEMED CORPORATION

	By:	/s/ Liesel Loesch
Liesel Loesch
Chief Financial Officer